Exhibit 99.1

Noranda Announces Ruling by Missouri Public Service Commission thatReduces Electricity Rates for New Madrid Smelter

Franklin, Tennessee –April 30, 2015 – Noranda Aluminum Holding Corporation (NYSE: NOR) (“Noranda” or the “Company”) reported today that the Missouri Public Service Commission has established a new and reduced electricity rate structure for the Company’s aluminum smelter in New Madrid, Missouri (“New Madrid”).
“Securing a reduced rate for our single largest cost is an important milestone in our on-going journey to structurally improve our cost profile,” said Layle K. “Kip” Smith, Noranda’s President and CEO. “At full production, the new rate is expected to reduce New Madrid’s annual power cost by approximately $17 to $25 million or $0.03 to $0.04 per pound of primary aluminum sold. As part of our comprehensive productivity program, we expect these structural savings to make a meaningful contribution to our near-term performance and cash flow, and to enhance our ability to operate the business sustainably across the aluminum cycle.”
The lower rate becomes effective on or around June 1, 2015 and carries a term of at least three years. Management will review New Madrid’s new rate structure in greater detail during its first quarter 2015 earnings conference call at 10:00 AM Eastern on May 6, 2015.
The call will be broadcast over the Internet on the Company's homepage at www.norandaaluminum.com/investor. The webcast will be archived shortly after the conference call concludes and will be available for replay.
Conference Call Information

U.S. participants:	(855) 232-8956
International participants:	(315) 625-6978
Participant Passcode:	34290207

About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils.
Contact
Noranda Aluminum Holding Corporation
John A. Parker
Vice President—Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com
@NORaluminumIR